UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2010

Perfumania Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	0-19714	65-0977964
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

35 Sawgrass Drive, Suite 2

Bellport, NY 11713

(Address of Principal Executive Offices)(Zip Code)

(631) 866-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

This Form 8-K/A is being filed to supplement the disclosure that Perfumania Holdings, Inc. (the “Company”) provided in its Form 8-K filed on July 20, 2010 with respect to a change in the Company’s certifying accountant.

On July 15, 2010, the Company engaged J.H. Cohn, LLP to be the Company’s principal accountant to audit the Company’s financial statements and dismissed Deloitte & Touche LLP as the Company’s principal accountant. The change in accountants was approved by the Audit Committee of the Company’s Board of Directors.

Deloitte & Touche LLP’s audit reports on the Company’s consolidated financial statements for the fiscal years ended January 30, 2010 and January 31, 2009 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and through the date hereof, there was no disagreement between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement in its audit report; and there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte & Touche LLP with a copy of the foregoing disclosures and requested that Deloitte & Touche LLP furnish the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with them. A copy of Deloitte & Touche LLP’s response is attached as Exhibit 16.1 to this Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 28, 2010	PERFUMANIA HOLDINGS, INC.

/s/ Donna Dellomo
Donna Dellomo
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission